UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2015

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2015, the Board of Directors (the “Board”) of SJW Corp. (the “Company”) adopted and approved, effective immediately, the Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws update and revise the existing by-laws of the Company, including the following:

•	Update and revise the advance notice provisions to, among other things:

◦	clarify that the Amended Bylaws provide a separate process for shareholder nomination of directors under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”);

◦
require additional information to be provided by the shareholder in the advance notice to properly bring business to a shareholder meeting, including beneficial ownership of shares of the Company by the shareholder and associated persons, and the relationship between the shareholder and related persons;

◦
require additional information to be provided by the shareholder nominating a director at a shareholder meeting, including additional information regarding the qualification and experience of the nominee; beneficial ownership of shares of the Company by the shareholder and associated persons, and hedging or other arrangement affecting voting power; relationship and arrangement among the nominee, the nominating shareholder and associated persons; and

◦	require the nominating shareholder to update and supplement the information provided in the advance notice to maintain its accuracy.

•	Clarify that the Board may elect a lead independent director and specify such director’s duties and responsibilities.

•
Provide that a meeting of shareholders and other actions taken by shareholders may be conducted by electronic transmission consistent with the requirements under the California Corporations Code (as amended, the “Code”).

•	Provide that a previously scheduled meeting of shareholders may be postponed or cancelled by resolutions of the Board.

•	Prescribe detailed meeting protocols for conducting shareholder meetings.

•	Provide that board meetings may be conducted by electronic communications if certain requirements are met, and reduce the advance notice period of Board meeting from 48 hours to 24 hours.

•
Eliminate the by-law provision that provided that unless otherwise determined by the Board no individual who is or will become 75 years old or more during the term of office following the annual shareholders meeting shall be nominated for election, as such age nomination policy is already set forth in the Company’s corporate governance policies.

•
Add a new section to clarify and provide indemnification of directors, officers and other agents to the fullest extent permitted by applicable law except as specifically limited by the Amended Bylaws, including provisions to:

◦	clarify the scope and limitation of indemnification obligations in both third party proceedings and shareholder derivative law suits;

◦	clarify the scope and limitations of advance payments of expenses incurred in legal proceedings;

◦	clarify that the rights of indemnification in the Amended Bylaws are not exclusive and that such rights are contractual rights;

◦	clarify the authority to purchase and maintain D&O liability insurance by the Company and establish a trust fund to insure payment of indemnification obligations; and

◦	define various terms used in the indemnification section.

•
Incorporate certain provisions under the Code to confirm their application to the Company, including provisions relating to the limitation for reducing the number of directors to under five (5) members; the effectiveness of notice of resignation by directors; and written waiver of notice of shareholder meeting.

In addition to the foregoing, there are various other “clean-up” and stylistic changes to the bylaws including, but not limited to, formatting changes, revisions to headings, titles and captions, capitalization of defined terms and references to sections of the Code.
The foregoing summary of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein in its entirety.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Document
3.1	Amended and Restated Bylaws of SJW Corp. effective as of January 28, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW Corp.

January 29, 2015	/s/ James P. Lynch
James P. Lynch Chief Financial Officer and Treasurer

Exhibit No.	Description of Document
3.1	Amended and Restated Bylaws of SJW Corp. effective as of January 28, 2015.